EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1996 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File Nos. 33-49653 and 33-61845.




/s/ Arthur Andersen LLP
    Birmingham, Alabama
    February 28, 1996


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